Exhibit 10.9

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

Amendment No. 1, dated as of September 22, 2004, between AnnTaylor Stores Corporation (the “Company”) and Katherine Lawther Krill (the “Executive”), amending the Employment Agreement between the Company and the Executive, dated as of January 29, 2004 (the “Employment Agreement”).

1.	The proviso at the end of Section 7(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

“; provided such injunctive relief may only be sought for competitive activity under Section (b) above if such activity occurs during employment or after Executive’s dismissal for Cause or Executive voluntarily terminates her employment without Good Reason.”

2.	All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

3.	Except as expressly provided in this Amendment No. 1, the terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ANNTAYLOR STORES CORPORATION

By:	/s/ J. Patrick Spainhour
J. Patrick Spainhour
Chairman and Chief Executive Officer

/s/ Katherine Lawther Krill
Katherine Lawther Krill